Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm", “Other Third-Party Service Providers to the Funds” and "Financial Statements" in the Statement of Additional Information, each dated December 18, 2025, and each included in this Post-Effective Amendment No. 234 to the Registration Statement (Form N-1A, No. 002-11357) of the Neuberger Berman Equity Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 22, 2025, with respect to the financial statements and financial highlights of Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Select Fund, Neuberger Berman Intrinsic Value Fund, Neuberger Berman Large Cap Growth Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Mid Cap Intrinsic Value Fund, Neuberger Berman Multi-Cap Opportunities Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Small Cap Growth Fund, Neuberger Berman Quality Equity Fund (formerly Neuberger Berman Sustainable Equity Fund) and Neuberger Berman U.S. Equity Impact Fund (sixteen of the series constituting Neuberger Berman Equity Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 11, 2025